    July ____, 2005

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Re:  Authorization to Sign Rule 16 Forms

 I am a Senior Vice President of General Electric

Company ("GE") and, until further written notice, I hereby

individually authorize Michael R. McAlevey (GE's Chief

Corporate and Securities Counsel), Tom J. Kim (GE's Corporate

and Securities Counsel), Ning Chiu (GE's Corporate and Securities

Counsel), and Eliza W. Fraser (GE's Associate Corporate Counsel)

to sign on my behalf the attached Form 3 and any Form 4, Form

5 or related form that I have filed or may file hereafter in connection with my direct or indirect beneficial ownership

of General Electric Company securities, and to take any other action of any type whatsoever in connection with the foregoing which in his or her opinion may be of benefit to, in the best interest of, or legally required by me.

  Very truly yours,

  Michael E. Pralle

STATE OF ______________ )

     ) ss

COUNTY OF ____________ )

Subscribed and sworn to before me on this the ___th of July,

2005.

     _________________________

     Name:

      Notary Public

     My commission expires _________